UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2013

RadTek, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 333-165526

Nevada	27-2039490
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9900 Corporate Campus Dr. Suite 3000, c/o PEG Louisville, KY	40223
(Address of Principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (502) 657-6005

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On July 3, 2013, the registrant entered into a definitive agreement with the shareholders of RadTek Co., Ltd.  Pursuant to the agreement, the registrant shall purchase all of the outstanding securities of RadTek Co., Ltd. in exchange for 1,300,000 common shares of the registrant.  RadTek Co., Ltd. shall be a wholly owned subsidiary of the registrant.

RadTek Co., Ltd. was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, RadTek Co., Ltd. aims to focus on the niche market of small users by offering low-cost models.

ITEM 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Audited financial statements for the years ended December 31, 2012 and 2011 -filed herewith

Unaudited financial statements for the quarters ended March 31, 2013 and 2012 - to be filed by amendment

(b)   Pro forma financial information.

To be filed by amendment

(c)   Shell company transactions.

Not applicable

(d) Exhibits

(10)  Stock Purchase Agreement dated July 3, 2013 by and between the registrant and Sang Don Kim, as agent and attorney-in-fact for Sellers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RadTek, Inc.

July 3, 2013

By:      /s/ Kwang Hyun Kim

Kwang Hyun Kim

Chief Executive Officer

RADTEK CO., LTD.

FINANCIAL STATEMENTS

December 31, 2012 AND 2011

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

RadTek Co., Ltd.

Daejeon, South Korea

We have audited the accompanying balance sheets of RadTek Co., Ltd., (a Republic of Korea company, the "Company") as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficits), and cash flows for the years ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following paragraph, we conducted our audits in accordance with the standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the taking of the physical inventories at December 31, 2010, since that date was prior to our appointment as auditors for the Company, and we were unable to satisfy ourselves regarding inventory quantities by means of other auditing procedures. Inventory amounts as of December 31, 2010, enter into the determination of net income (loss) and cash flows for the year ended December 31, 2011.

Because of the matter discussed in the preceding paragraph, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 2011.

In our opinion, the balance sheets of the Company as of December 31, 2012 and 2011, and the related statements of operations, stockholders' equity (deficits), and cash flows for the year ended December 31, 2012, present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had an accumulated deficits of $1,114,977 at December 31, 2012 and had a net loss of $322,704 for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kim and Lee Corporation, CPAs

Los Angeles, California

May 31, 2013

RADTEK CO., LTD.

BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

ASSETS
	2012	2011
Current assets
Cash and cash equivalents	$8,339	$42,417
Accounts receivable, net	63,006	22,256
Inventory	11,551	68,055
Prepaid expenses and other assets	64,883	51,472
Total current assets	147,779	184,200

Property and equipment, net	3,390	13,679
Intangible assets, net	100,732	106,636
Investment in subsidiary	352,000	-
Security deposits	28,174	25,964

Total assets	$632,075	$330,479

LIABILITIES AND STOCKHOLDERS' DEFICITS

Current liabilities
Short-term borrowings	$185,007	$129,822
Accounts payable	230,240	77,824
Advances from related party	283,213	235,082
Advance payments on contracts	410,068	-
Other current liabilities	11,343	10,283
Total current liabilities	1,119,871	453,011

Commitments (Note 10)

Stockholders’ deficits
Common stock, KRW 500 par value; 6,000,000 shares authorized;
1,300,000 shares issued and outstanding	621,503	621,503
Additional paid-in capital	81,661	81,661
Accumulated deficits	(1,114,977)	(792,273)
Accumulated other comprehensive loss	(75,983)	(33,423)
Total stockholders’ deficits	(487,796)	(122,532)

Total liabilities and stockholders’ deficits	$632,075	$330,479

See the Auditors’ Report and notes to the financial statements

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RADTEK CO., LTD.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Net revenues	$336,764	$821,822

Cost of revenues	344,203	623,172
Gross profit (loss)	(7,439)	198,650

Operating expenses:
Depreciation and amortization	16,193	16,877
Research and development	-	3,524
Selling, general and administrative expenses	295,205	362,611
Total operating expenses	311,398	383,012
Loss from operations	(318,837)	(184,362)

Other income (expenses):
Interest expense, net	(7,594)	(6,294)
Foreign exchange transaction gain (loss)	3,722	(317)
Other income, net	5	10,837
	(3,867)	4,226

Net loss	$(322,704)	$(180,136)

Net loss per share – basic and diluted	$(0.24)	$(0.13)

Weighted average shares outstanding – basic and diluted	1,300,000	1,300,000

See the Auditors’ Report and notes to the financial statements

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RADTEK CO., LTD.

STATEMENT OF STOCKHOLDERS’ DEFICITS AND

ACCUMULATED OTHER COMPREHENSIVE LOSS

YEARS ENDED DECEMBER 31, 2012 AND 2011

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficits	Total
	Shares	Amount
Balance, January 01, 2011	1,300,000	$ 621,503	$ 81,661	$ (42,623)	$ (612,137)	$ 48,404
Comprehensive loss:
Net loss	-	-	-	-	(180,136)	(180,136)
Foreign currency translation adjustment	-	-	-	9,200	-	9,200
Total comprehensive loss	-	-	-	9,200	(180,136)	(170,936)
Balance, December 31, 2011	1,300,000	621,503	81,661	(33,423)	(792,273)	(122,532)
Comprehensive loss:
Net loss	-	-	-	-	(322,704)	(322,704)
Foreign currency translation adjustment	-	-	-	(42,560)	-	(42,560)
Total comprehensive loss	-	-	-	(42,560)	(322,704)	(365,264)
Balance, December 31, 2012	1,300,000	$ 621,503	$ 81,661	$ (75,983)	$ (1,114,977)	$ (487,796)

See the Auditors’ Report and notes to the financial statements

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RADTEK CO., LTD.

STATEMENTS OF CASH FLOWS

DECEMBER 31, 2012 AND 2011

	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(322,704)	$(180,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,289	10,888
Change in assets and liabilities, net of the effect of acquisitions:
Accounts receivable	(36,721)	22,692
Inventory	58,871	192,666
Prepaid expenses and other assets	(2,631)	7,323
Accounts payable	137,783	31,021
Advance payments on contracts	387,535	(117,077)
Accrued liabilities and other liabilities	175	3,294
Net cash provided by (used in) operating activities	232,597	(29,329)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in subsidiary	(352,000)	-
Net cash used in financing activities	(352,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	44,139	-
Borrowing from related parties	28,127	15,492
Net cash provided by financing activities	72,266	15,492

Net decrease in cash and cash equivalent	(47,137)	(13,837)
Effect of exchange rate changes on cash and cash equivalent	13,059	(348)
Cash and cash equivalent at beginning of year	42,417	56,602

Cash and cash equivalent at end of year	$8,339	$42,417

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$7,605	$6,371

See the Auditors’ Report and notes to the financial statements

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RADTEK CO., LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

Note 1 – Nature of Business

(a) Description of Business

RadTek Co., Ltd. (the “Company") was incorporated under the laws of Republic of Korea in May 2001, and is engaged in developing and marketing radiation-imaging system and equipment that employ digital radiography technology. The systems offered are primarily in the line of radiation scanning and related engineering services for users in various fields such as biotechnology, medical, product quality control, and security system. The specific product line includes food inspection systems, X-ray diagnosis related systems, baggage and container inspection systems, and radiation safety engineering.

As the market in this field is dominated by high-priced systems for large users, the Company aims to focus on the niche market of small users by offering low-cost models.

(b) Going Concern Considerations

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in stockholders’ accumulated deficits of approximately $1.1 million and a working capital deficits of approximately $0.96 million at December 31, 2012.  These conditions raise uncertainty about the Company’s ability to continue as a going concern.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its products and attain profitable operations. It is the intent of management to continue to raise additional capital to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. However, there can be no assurance that the Company will be able to secure such additional funds or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Note 2 – Significant Accounting Policies

RadTek Co., Ltd follows accounting principles generally accepted in the United States of America in the preparation of its financial statements. The following summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. These accounting policies conform to the U.S. GAAP, and have been consistently applied. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

(a)	Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

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The Company’s significant estimates and assumptions include the fair value of financial instruments, valuation of deferred tax assets and allowance for doubtful accounts. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(b)	Operation in Foreign Country

Substantially, all of the Company’s operations are carried out in the Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

(c)	Foreign Currency Translation and Transaction

The financial position and results of operations of the Company are measured using the foreign local currency as the functional currency. Revenues and expenses have been translated into U.S. dollars at average exchange rates prevailing during the period. Assets and liabilities have been translated at the rates of exchange on the balance sheet date. The resulting translation gain and loss adjustments are recorded directly as a separate component of shareholders' equity.

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(d)	Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions. For financial statement purposes, all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased are considered to be cash equivalent. Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.

(e)	Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and aging data. The Company reviews its allowance for doubtful accounts periodically. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company expects to fully collect accounts receivable and no allowance for doubtful accounts were recorded as of the year ended December 31, 2012.

(f)	Inventory

Inventories, consisting of raw materials and finished goods, are stated at lower of cost or market where cost is computed on a first in, first out basis.

.

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(g)	Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is provided using the straight-line method over the estimated useful lives of the related assets:

Repairs and maintenance are expensed as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When property and equipment are retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

(h)	Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(i)	Intangible Assets Other Than Goodwill

The Company follows guidelines of FASB Accounting Standards Codification (“ASC”) Topic 350 “Intangibles – Goodwill and Other” with regards to accounting and reporting of intangible assets other than goodwill. Intangible assets that have finite lives are amortized over the period during which the asset is expected to contribute directly or indirectly to future cash flows of the entity. Intangible assets that have finite lives are evaluated for impairment when events and circumstances warrant. Intangible assets that have indefinite lives are not amortized. They are evaluated for impairment annually and on an interim basis as events and circumstances warrant by comparing the fair value of the intangibles asset with its carrying amount.

(j)	Research and Development

Research and development costs are expensed as incurred. Research and development expenses consist primarily of salaries and related personnel costs and subcontract fees.

(k)	Revenue Recognition

The Company follows guidelines of ASC Topic 605 “Revenue Recognition” for revenue recognition.  The Company recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company recognizes revenue from the sale of radiation sealing construction under the completed contract method accounted for as one element.

Revenue from research services recognized as service are rendered and billed each month under a term service agreement.

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(l)	Fair Value of Financial Instruments

The Company follows ASC Topic 820 “Fair Value Measurements and Disclosures” to measure the fair value of its financial instruments and to make disclosures about fair value of its financial instruments. Topic 820 requires the categorization of the fair value of financial instruments into three broad levels which form a hierarchy.

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The Company follows this hierarchy for its financial instruments. The classifications are based on the lowest level of input that is significant to the fair value measurement.

The carrying amounts of the Company’s financial assets and liabilities, such as cash equivalents, accounts receivable, prepaid expenses, and accrued expenses approximate their fair values because of the short maturity of these instruments.

(m)	Income Tax

The Company operates in the taxing jurisdictions of Korea, and its income tax is administered in accordance with tax laws of Korea. In accounting for income tax, the Company follows the provisions of ASC Topic 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

(n)	Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to unrecognized income tax liabilities or benefits pursuant to the provisions of ASC Topic 740 for the years ended December 31, 2012 and 2011.

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(o)	Net Income (Loss) per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings per Share.”  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the years ended December 31, 2012 and 2011.

(p)	Related Parties

The Company follows ASC Topic 850 “Related Party Disclosures” for the identification of related parties and disclosure of related party transactions.

(q)	Commitment and Contingencies

The Company follows subtopic ASC Topic 450 “Contingencies” to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such an assessment inherently involves an exercise of judgment.  As of December 31, 2012, management is not aware of any such contingencies that would have a material adverse effect on the Company’s financial position or results of operations.

(r)	Subsequent Events

The Company follows the guidance in ASC Topic 855 “Subsequent Events” for the disclosure of subsequent events. The Company evaluated subsequent events through the date when the financial statements were issued.

(s)	Recent Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

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The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted. The adoption did not have a significant impact on the Company’s consolidated financial statements.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

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Note 3 – Inventories

Inventories consist of the following as of December 31, 2012 and 2011:

	2012	2011
Raw materials	$ 11,551	$ 21,963
Finished goods	-	46,092
Total	$ 11,551	$ 68,055

Note 4 – Property and Equipment

The Company’s property and equipment consists of the following at December 31:

	2012	2011

Equipment	$ 52,199	$ 52,199
Furniture and fixture	21,323	21,323
Automobile	20,990	20,990
	94,512	94,512
Accumulated depreciation	(91,122)	(80,833)

Net property and equipment	$ 3,390	$ 13,679

Depreciation expenses for the years ended December 31, 2012 and 2011 were, $10,289 and $10,888, respectively.

Note 5 – Intangibles

The Company’s intangible assets are composed of the following as of December 31, 2012 and 2011.

	2012	2011

Patents	$ 12,867	$ 12,867
Technical rights	108,714	108,714
	121,581	121,581
Accumulated amortization	(20,849)	(14,945)

Intangible assets, net	$ 100,732	$ 106,636

Direct costs incurred in obtaining patents and technical rights are capitalized. These patents and rights are subject to amortization as their lives are statutorily limited in South Korea, typically over the period of twenty years. Accordingly, they are being amortized over the statutory lives. Management considered recoverability of the balances of these assets and determined that no adjustment was necessary as of December 31, 2012.

Amortization expenses for the years ended December 31, 2012 and 2011 were, $5,904 and $5,989, respectively.

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Note 6 – Short-term Borrowings

Short term borrowings consist of the following as of December 31, 2012 and 2011:

	2012	2011
Note payable to a bank at interest rate of 4.95%. The line matures in November 2013.	$ 140,868	$ 129,822
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	23,478	-
Note payable to an unrelated party bearing interest at 2.5%. The note is guaranteed by officer of the Company and due on demand.	20,661	-
Total short-term borrowings	$ 185,007	$ 129,822

Note 7 – Advances from Related Party

The Company, on an as need basis, borrows funds from a shareholder. The borrowings are unsecured and payments are made at the Company’s discretion. The borrowings are subject to interest rate of 2.5% per annum. Total borrowing as of December 31, 2012 and 2011 were $283,213 and $235,082, respectively.

Note 8 – Net Loss Per Share

Net income (loss) per common share is computed pursuant to ASC Topic 260 “Earnings Per Share.”   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through stock options and warrants.

There were no potentially outstanding dilutive common shares for the years ended December 31, 2012 and 2011.

The weighted-average number of common shares outstanding as of December 31, 2012 and 2011, is as follows:

	2012	2011

Weighted average common shares outstanding	1,300,000	1,300,000

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Note 9 – Income Taxes

Due to operating losses, no income tax provision is provided for the years ended December 31, 2012 and 2011.

The Company’s deferred income tax assets have resulted primarily from net operating losses accumulated, and the amounts were as follows as of December 31, 20122 and 20111:

	2012	2011
Deferred tax assets:	$ 114,500	$ 48,500
Less: valuation allowance	(114,500)	(48,500)
Net deferred tax assets	$ -	$ -

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the years in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax assets, the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and projections for future taxable income over the years in which the deferred tax assets are deductible, management believes that it is more likely than not that the deferred tax assets pertaining to the net operating loss carry forwards will not be realized.

Note 10 – Commitments

The Company is committed to a lease obligation for its office. The lease agreement expires in September 2013. Future minimum annual payments under the lease is $10,125 for the year 2013.

Rental expense incurred for the years ended December 31, 2012 and 2011, was approximately $13,300 and $13,500, respectively.

Note 11 – Concentration of Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and accounts receivable. Accounts receivable subject the Company to credit risk partially due to the concentration of amounts due from customers. Cash balances in the bank were not insured, as of December 31, 2012 and 2011. Management does not believe the Company is exposed to any significant risk on their cash balances.

Three customers accounted for about 55% of total sales for the year ended December 31, 2012, while three customers accounted about 47% for the year ended December 31, 2011.

One customer accounted for approximately 97% and 83%, respectively, of accounts receivable as of December 31, 2012 and 2011.

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Note 12 – Subsequent Events

On December 31, 2012, the Company entered into an agreement to acquire shares of a company (a Nevada corporation) listed on “Over-the-Counter” Market of the United States. This transaction was completed in April 2013, and has resulted in the acquisition of 89.6% of the outstanding voting shares of the listed company at the consideration of $352,000.

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STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of July 3, 2013 (this “Agreement”), is entered into by and between Sang Don Kim, as agent and attorney-in-fact (the “Sellers’ Agent”) for the sellers listed on Schedule A hereto (the “Sellers”) and RadTek, Inc., a Nevada corporation (the “Purchaser”). Purchaser and Sellers are each referred to herein as a “Party” and collectively, as the “Parties.”

BACKGROUND

Sellers are the owners of 1,300,000 shares of common stock of Radtek Co., Ltd. (the “Company”), representing 100% of the issued and outstanding capital stock of the Company as of the date hereof calculated on an actual basis and a fully-diluted basis. Sellers desires to sell to Purchaser all of said stock (the “Sellers’ Shares”). Purchaser desires to purchase all of the Sellers’ Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the Parties agree as follows:

1.                  Purchase and Sale.

Sellers shall sell, transfer, convey and deliver unto Purchaser the Sellers’ Shares, and Purchaser shall acquire and purchase the Sellers’ Shares from Sellers.

2.                  Purchase Price.

(a)                General. The purchase price (the “Purchase Price”) for the Sellers’ Shares, in the aggregate, is 1,300,000 common shares of Purchaser.

(b)               Payment at Closing. At the Closing (as defined in Section 3(a)), Purchaser shall issue to Sellers the common shares, as set forth and allocated on Schedule A.

3.                  The Closing.

(a)                General.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as follows:

i.                       Sellers shall deliver the original Certificates (below defined) to the Purchaser with a copy to J.M. Walker & Associates via email, jmwlkr85@gmail.com.

ii. In addition, Sellers shall deliver to Purchaser, via email, care of J.M. Walker & Associates at the email address set forth above, copies of the balance of Sellers’ closing deliverables identified below in Section 3(b)(i) (together with the Certificates, the “Sellers’ Closing Deliverables”).

iii. If Purchaser approves of Sellers’ Closing Deliverables, Purchaser shall so notify Sellers’ Agent.  Upon the receipt of such notification, Purchaser and Sellers’ Agent shall exchange executed copies of this Agreement via email, with originals to follow via courier.  Sellers’ Agent shall also deliver originals of Sellers’ Closing Deliverables to J.M. Walker & Associates, Attorneys At Law, 7841 South Garfield Way, Centennial, CO 80122.

(b)               Deliveries at the Closing.

(i)                 At the Closing, Sellers’ Agent shall deliver to Purchaser, or any other person described below:

(A)             Certificate(s) evidencing all of the Sellers’ Shares (the “Certificates”), endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee (or such other verifications acceptable to the Company’s stock transfer agent (the “Transfer Agent”)), to be delivered as specified in Section 3(a)(i);

(B)              the Company’s full and complete articles of incorporation and bylaws, certified by the Secretary of the Company;

(C)              the Company’s full and complete minute book and corporate seal and all other original corporate documents and agreements, certified by the Secretary of the Company;

(D)             a Certificate Of Existence With Status In Good Standing in respect of the Company, issued by the Republic of Korea, dated not earlier than seven days prior to the Closing;

(E)              a full and complete list of the Company’s stockholders of record, certified by the Transfer Agent as of a date not earlier than seven days prior to the Closing (the “Stockholder List”) and

(F)               any other documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(ii)               At the Closing, Purchaser shall deliver to Sellers’ Agent, or any other person described below:

(A)             Certificate(s) evidencing the Purchase Price, to be delivered as specified in Section 3(a)(iii);

4.                  General Representations and Warranties of Sellers.

On behalf of the Seller, Sellers’ Agent represents and warrants to Purchaser that the statements contained in this Section 4 are correct and complete as of the Closing.

(a)                Sellers have full power and authority to execute, deliver and perform such Sellers’ obligations under this Agreement and to sell, assign, transfer and deliver to Purchaser the Sellers’ Shares as contemplated hereby. No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by Sellers of this Agreement and the consummation of the transactions contemplated hereby.

(b)               Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by Sellers will violate or result in a breach of any term or provision of any agreement to which Sellers are bound or are a party, or be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or cause the acceleration of the maturity of any obligation of Sellers under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to Sellers or any properties or assets of Sellers.

(c)                This Agreement has been duly and validly executed by Sellers’ Agent, and constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by general limitations on the availability of equitable remedies.

(d)               The Sellers’ Shares are owned beneficially and of record by Sellers and are validly issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof. Sellers own the Sellers’ Shares free and clear of all liens, charges, security interests, encumbrances, claims of others, options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, “Liens”), and upon delivery of the Sellers’ Shares to Purchaser, Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. Sellers are not a party to any option, warrant, purchase right, or other contract or commitment that could require Sellers to sell, transfer, or otherwise dispose of any capital stock of the Company or voting rights with respect to such stock (other than pursuant to this Agreement or the Separate Agreements). Sellers are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

(e)                The dates of acquisition of the Sellers’ Shares by Sellers as specified on Schedule A are true and correct. Such date of acquisition is the respective date on which the Sellers’ Shares were fully paid for by Sellers.

5.                  Special Representations and Warranties of Sellers.

Certain Sellers, in their capacity and due to their unique knowledge of the operations of the Company obtained in their capacities as principal shareholders, officers and directors of the Company, as appropriate, represent and warrant to Purchaser that the statements contained in this Section 5 are correct and complete as of the Closing.

(a)                The Company is a corporation duly incorporated, existing and in good standing under the laws of the Republic of Korea. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such authorization is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. The Company has no subsidiaries and does not control any other subsidiaries, directly or indirectly, or have any direct or indirect equity ownership or participation in any other entity.

(b)               Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof will (i) violate or result in a breach of any term or provision of any agreement to which the Company is bound or is a party, or the Company’s articles of incorporation or bylaws, (ii) be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Company under any existing agreement or instrument or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, or (iii) be subject to any state takeover defense statutes.

(c)                The Company’s authorized capital stock consists of exactly Six Million (6,000,000) shares of common stock, KRW 500 par value per share (“Common Stock”), of which One Million Three Hundred Thousand (1,300,000) shares are issued and outstanding. No other class or series of stock or other equity securities is authorized or outstanding. The Company has not reserved any shares of stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, the Company’s capital stock. All of the issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including applicable securities laws. There are no outstanding options, warrants or other rights of any kind to acquire any additional shares of capital stock of the Company or securities exercisable or exchangeable for, or convertible into, capital stock of the Company, nor is the Company committed to issue any such option, warrant, right or security. There are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Company and any of its stockholders, (ii) between or among Sellers and any third party (other than the Separate Agreements), or (iii) to the best knowledge of Sellers, between or among any of the Company’s stockholders other than Sellers. The Company is not a party to any agreement granting any stockholder of the Company the right to require the Company to register any securities under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. The Stockholder List accurately reflects the ownership of record of all of the issued and outstanding shares of the Common Stock.

(d)               There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding which is pending or, to Sellers’ knowledge, threatened against the Company.

(e)                The Company has properly and timely filed all required federal, state, local and foreign tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Company, nor any tax liens (existing or inchoate) on any of the assets of the Company, except for current year taxes not presently due and payable. No federal, foreign, state or local tax audit is currently in progress.

The Company has not waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Company for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

(f)                The Company has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply. Neither the Company, nor any officer, director, employee, consultant or agent of the Company has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to any governmental official, customer or supplier for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Company or any officers, directors, employees or consultants of the Company to administrative or criminal penalties or sanctions.

(g)               No representation or warranty by Sellers in this Agreement, or in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

(h)               The Company and Sellers have procured all governmental and third party consents and clearances required in order to effect the Closing.

(i)                 No action, suit or proceeding is pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or delay consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Purchaser to own the Sellers’ Shares and to control the Company, or (iv) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

(j)                 Since March 31, 2013, there has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Company’s business or prospects, including any adverse change in the condition, assets, liabilities (existing or contingent) or business of the Company from that shown in the financial statements of the Company for the fiscal year ended December 31, 2012 and the quarter ended March 31, 2013, except for the changes contemplated by this Agreement.

6.                  Representations and Warranties of Purchaser.

Purchaser represents and warrants to Sellers that the statements contained in this Section 6 are correct and complete as of the Closing.

(k)               Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally or by general limitations on the availability of equitable remedies.

(l)                 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof will: violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or accelerate the performance required under, any existing agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults as do not have, in the aggregate, any material adverse effect; or violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its properties or assets, except for such violations which do not have, in the aggregate, any material adverse effect.

(m)             No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party (collectively, “Purchaser Clearances”) is required in connection with the execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby, other than Purchaser Clearances that are already in effect.

(n)               Purchaser is acquiring the Sellers’ Shares for Purchaser’s own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution, as “distribution” is used in the Securities Act. Purchaser agrees not to sell or otherwise transfer the Sellers’ Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available. Purchaser has knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of acquiring the Sellers’ Shares.

7.                  No Brokers or Finders.

There are no finders and no Parties shall be responsible for the payment of any finders’ or brokers’ fees or similar fees as a result of the transactions contemplated herein. Each Party represents and warrants that it has not, and Sellers represents and warrants that the Company has not, incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees, agents’ commissions, financial advisory fees or similar payment in connection with this Agreement.

8.                  The Closing

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless and to the extent that the requesting Party is entitled to indemnification therefor under Section 9).

Without limiting the generality of the foregoing, Sellers shall, at Purchaser’s expense, procure or assist in procuring in a timely manner any and all legal opinion letters required by the Transfer Agent for the issuance of one or more new stock certificates evidencing the Sellers’ Shares, registered in accordance with Purchaser’s instructions. From and after the Closing, the post-Closing board of directors and management of the Company will be entitled to possession of all documents, books, records (including tax records and bank statements), agreements, and financial data of any sort relating to the Company.

(b)               Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing involving the Company, the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless and to the extent that the contesting or defending Party is entitled to indemnification therefor under Section 9).

9.                  Remedies for Breaches of This Agreement.

(a)                Survival of Representations and Warranties. All of the representations and warranties of the Parties shall survive the Closing (even if a Party knew or had reason to know of any misrepresentation or breach of a representation or warranty by another Party at the time of Closing) and continue in full force and effect until expiration of the applicable statute of limitations.

(b)               Indemnification Provisions for Benefit of Purchaser

(i)                 In the event Sellers breaches (or any third party alleges facts that, if true, would mean Sellers has breached) any of Sellers’ representations, warranties or covenants contained herein, Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences (as defined below) Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). For purposes of this Agreement, “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, Liens, losses, lost value, expenses, and fees, including court costs and attorneys' fees and expenses.

(ii)               Sellers shall indemnify Purchaser and the Company and hold him harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company (whether or not accrued or otherwise disclosed) (x) for any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing (or for any tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing) and (y) for the unpaid taxes of any person (other than the Company) under Section 1.1502-6 of the Treasury Regulations adopted under the Internal Revenue Code (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(iii)             Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any liabilities arising out of the ownership of the Sellers’ Shares or operation of the Company prior to the Closing.

(iv)             Sellers shall indemnify Purchaser and the Company and hold them harmless from and against the entirety of any Adverse Consequences Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any indebtedness or other liabilities of the Company existing as of the Closing.

(c)                Indemnification Provisions for Benefit of Sellers. In the event Purchaser breaches (or any third party alleges facts that, if true, would mean Purchaser has breached) any of Purchaser’s representations, warranties or covenants contained herein, then Purchaser shall indemnify Sellers and hold him harmless from and against the entirety of any Adverse Consequences Sellers may suffer arising out of, relating to, in the nature of, or caused by such breach (or such alleged breach).

(d)               Matters Involving Third Parties.

(i)                 If any third party shall notify any Party (such notified Party, the “Indemnified Party”) with respect to any matter (a “Third Party Claim”) which may give rise to a claim for indemnification against any other Party (the “Indemnifying Party”) under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

(ii)               Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)             So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

(iv)             In the event any of the conditions in Section 9(d)(ii) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

10.                  Miscellaneous.

(a)                Fax or Email Execution and Delivery. Execution and delivery of this Agreement by facsimile transmission or PDF electronic mail transmission are legal, valid and binding execution and delivery for all purposes; provided however that each Party shall immediately provide the other Party with an originally executed copy via courier.

(b)               Confidentiality; Public Announcements. Except as and to the extent required by law, no Party will disclose or use, and each Party will direct its representatives not to disclose or use, any information with respect to the transactions which are the subject of this Agreement, without the consent of the other Parties; provided, however, that the foregoing shall not restrict the Company from making any public disclosure it believes in good faith is required by applicable law, any listing or trading agreement, or FINRA or OTCBB/QB rules.

(c)                Third-Party Beneficiaries. The Company is an intended third-party beneficiary of Sellers’ representations, warranties and obligations under this Agreement. Except as stated in the preceding sentence, this Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

(d)               Entire Agreement. This Agreement (including the documents referred to herein, except the Separate Agreements) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and cancels any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(e)                Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign this Agreement or any of such Party’s rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that Purchaser may (i) assign any or all of Purchaser’s rights and interests hereunder to one or more of Purchaser’s Affiliates (as defined below), and (ii) designate one or more of Purchaser’s Affiliates to perform Purchaser’s obligations hereunder, but no such assignment shall operate to release Purchaser or a successor from any obligation hereunder, unless and only to the extent that Sellers agrees in writing. For purposes of this Agreement, an “Affiliate” of a specified person is a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the specified person.

(f)                Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(g)               Headings. The Section headings in this Agreement are for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(h)               Notices. All notices, requests, demands, claims, and other communications hereunder (any of the foregoing, a “Notice”) must be in writing. Any Notice shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Sellers’ Agent:

RadTek Co., Ltd.

3rd Floor, Taejoon b/d, 341-2

Jangdae-dong, Yuseong-gu

Daejeon 305-308, Korea

If to Purchaser:

RadTek, Inc.

9900 Corporate Campus Dr.

Suite 3000, c/o PEG

Louisville KY 40223

Any Party may send any Notice to the intended recipient at the address set forth above using any other means (including personal delivery, courier, messenger, fax, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Notices are to be delivered to such Party by giving the other Parties notification of such change in the manner herein set forth.

(i)                 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(j)                 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by Purchaser and Sellers. No waiver by any Party of any default, misrepresentation, or breach of a representation, warranty or covenant hereunder, intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(k)               Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l)                 Expenses. Each Party will bear such Party’s own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. On behalf of Sellers, Sellers’Agent agrees that the Company has not borne and will not bear any of Sellers’ costs and expenses (including any of Sellers’ legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

(m)             Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant. Nothing in any disclosure schedules attached hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless such schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item in a disclosure schedule (if any), shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

(n)               Incorporation of Schedules and Exhibits. Schedule A and any other schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

(o)               Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 10(p)), without the need to prove irreparable harm or inadequacy of money damages and without the need to post a bond, in addition to any other remedy to which such Party may be entitled, at law or in equity.

(p)               Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court in the State of Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

[signature pages follow]

[Sellers’ Signature Page]

IN WITNESS WHEREOF, the undersigned Sellers’ Agent has duly executed this Agreement as of the date first above written.

Sellers’ Agent

/s / Sang Don Kim

By: Sang Don Kim

As agent and attorney in fact for those sellers

Listed on Schedule A hereto1

____________

1Sellers’ Agent represents and warrants to Purchaser, that Sellers’ Agent has been duly appointed as agent and attorney-in-fact for each of the Sellers listed on Schedule A hereto, and such appointment is in full force and effect with respect to each Seller and such appointment has not revoked nor has any action been taken by any Seller to revoke such appointment.

[Purchaser Signature Page]

IN WITNESS WHEREOF, Purchaser has duly executed this Agreement as of the date first above written.

RadTek, Inc.

/s/ Kwang Hyun Kim

By: Kwang Hyun Kim

Chief Executive Officer

SCHEDULE A SELLERS

RadTek Co., Ltd.
Shareholders Address	Name of shareholders	Number of owned shares	par value per share	percentage of shareholding
108Dong 1302Ho, Neomia APT, Deongmyeong-dong, Yuseong-gu, Daejeon	kwang hyun Kim (김광현)	839,545	500	64.6
106Dong 1202Ho, hanbit APT, Eoeun-dong, Yuseong-gu, Daejeon	Nam rye Lee (이남례)	172,495	500	13.3
4F, 86 Imdang-dong, Gangneung-si, Gangwon-do	Woong-rae Byun (변웅래)	85,990	500	6.6
625-39 Beolgyo-ri, Beolgyo-eup, Boseong-gun, Jellanam-do	Gwang Sul (설 광)	69,438	500	5.3
104Dong 1203Ho Yojinbonereukaunti APT, Musil-dong, Wonju-si, Gangwon-do	Yong hyun Jung (정용현)	65,141	500	5.0
108Dong 1302Ho, Neomia Aprtment, Deongmyeong-dong, Yuseong-gu, Daejeon 한빛아파트 130동 1106호	Myoung ae Cha (차명애)	31,250	500	2.4
101Dong 707Ho Anam APT, Maegok-dong, Buk-gu, Gwangju	Geum ju Choi (최금주)	20,828	500	1.6
412Dong 502Ho Blue Village A, Dongnim-dong, Buk-gu, Gwangju	Sung gil Kim (김성길)	12,500	500	1.0
150 Deokjin-dong, Yuseong-gu, Daejeon	Korea Atomic Energy Research Institute	2,813	500	0.2

Total		1,300,000	500	100.0